UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

COLONIAL FINANCIAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-34817	27-2451496
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2745 S. Delsea Drive, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

(856) 205-0058
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Adoption of Director Retirement Plan.  On December 16, 2010, the Board of Directors of Colonial Bank, FSB, the wholly-owned subsidiary of Colonial Financial Services, Inc. (the “Company”), adopted the Colonial Bank, FSB Director Retirement Plan, effective January 1, 2011, to provide supplemental funds for retirement or death for eligible directors of the Colonial Bank, FSB.  A director who has attained normal retirement age (age 72, unless another age is specified in the director’s participation agreement) with 20 years of service with Colonial Bank, FSB will be entitled to his normal retirement benefit, equal to 50% of the director’s final three-year average compensation.  If a director has less than 10 years of service with Colonial Bank, FSB, the director will not be entitled to any retirement benefit.  After 10 years of service, the director will vest in a retirement benefit at the rate of 10% per year.  If the director separates from service upon attainment of normal retirement age with less than 20 years of service, he will be entitled to a benefit equal to the normal retirement benefit reduced by 2% of final average compensation for each year of service less than 20.  In the event the director separates from service prior to normal retirement age with 20 years of service, he will be entitled to his normal retirement benefit, payable in ten equal annual installments.  A director who separates from service prior to normal retirement age with less than 20 years of service will be entitled to his vested accrued benefit, amortized and payable in ten annual installments.  A director who becomes disabled prior to separation from service will be entitled to a disability benefit equal to 50% of the director’s final three-year average compensation, payable in ten annual installments.  In the event of the director’s death prior to separation from service, the director’s beneficiary or estate will be entitled to the director’s normal retirement benefit payable in ten annual installments.  In the event of a change in control prior to a director’s separation from service, the director will be entitled to the normal retirement benefit, irrespective of the director’s years of service; the present value of the benefit will be paid in a lump sum on the date of the change in control.  If the payment of the retirement benefit, when aggregated with the other payments to which the director would be entitled that are contingent on a change in control, would cause a director to have an “excess parachute payment,” the retirement benefit will be reduced to avoid such excess parachute payment.  In the event a director separates from service prior to a change in control and is receiving benefits under the plan, the present value of the remaining retirement benefit payable to the director will be paid in a lump sum on the date of the change in control.

Adoption of 2011 Director Deferred Fee Plan.  On December 16, 2010, the Board of Directors of Colonial Bank, FSB adopted the Colonial Bank, FSB 2011 Director Deferred Fee Plan, effective January 1, 2011, to provide current tax planning opportunities as well as supplemental funds for retirement or death for eligible directors of Colonial Bank, FSB.  Members of the board of directors of Colonial Bank, FSB are eligible to participate in the plan.  A director may elect to participate in the plan by submitting a deferral agreement by December 16 of the calendar year immediately preceding the deferral period for which it will be effective.  A new deferral agreement or notice of adjustment of deferral may be submitted by a director for any subsequent year.  In the event an individual first becomes a director during a calendar year, a deferral agreement must be submitted to the committee under the plan no later than 30 days following the date the individual first becomes a director, and such deferral agreement will be effective only with regard to compensation earned following the submission of the deferral agreement to the committee.  A director may elect to defer in whole percentages up to 100% of his compensation for the calendar year following the calendar year in which the deferral agreement is submitted.  For record keeping purposes only, an account will be maintained for each director.  Subject to limitations that may be required by law or imposed by the plan committee, each director’s account will be credited with earnings at the prime rate (provided that such rate is never less than 5% nor greater than  10%) as determined from time to time.  A director will be 100% vested at all times in the amount of compensation elected to be deferred under the plan and earnings thereon.  In the event a director separates from service for any reason other than death, Colonial Bank, FSB will pay a benefit equal to the director’s vested account.  In the event of the director’s death after separation from service with Colonial Bank, FSB, the remaining unpaid balance of the director’s account will be paid to the director’s beneficiary in the same form that payments were being made prior to the director’s death.  In the event the director dies prior to separation from service, the amount payable will be paid over the period designated in the director’s deferral agreement or notice of adjustment of deferral, provided that if the director elected a lump sum payment, such payment will be made in a lump sum.  In the event of an unforeseeable emergency, the plan committee may make distributions from the director’s account prior to the time specified for payment of benefits under the plan.  All plan benefits other than hardship distributions or otherwise provided in the plan will be paid in the form selected by the director in the deferral agreement or notice of adjustment of deferral at the time of the deferral commitment.  A director’s account will be distributed in cash or cash equivalents.  Unless otherwise set forth in the plan, payment under the plan will commence no later than sixty days after the event triggering the distribution requirement, in accordance with the director’s elections under the director’s deferral agreement and notice of adjustment of deferral.  The plan provides for early distributions in specified circumstances.

Adoption of Group Term Replacement Plan.  On December 16, 2010, the Board of Directors of Colonial Bank, FSB adopted the Colonial Bank, FSB Group Term Replacement Plan for the benefit of certain executives selected by the Compensation Committee.  Colonial Bank, FSB will divide the death proceeds of certain life insurance policies which are owned by Colonial Bank, FSB on the lives of the participating executives with the designated beneficiary of each insured participating executive.  Colonial Bank, FSB will pay the life insurance premiums from its general assets.  An eligible executive may participate in the plan by executing an election to participate, a split dollar endorsement for each policy or policies and by waiving any group term life insurance offered by Colonial Bank, FSB in excess of $50,000 of coverage.  A participant’s rights under the plan will terminate in the event the participant’s employment with Colonial Bank, FSB terminates for reasons other than death or the plan is terminated.  In the event the participant was employed by Colonial Bank, FSB at the time of death, the death benefit will be the lesser of three times the base annual salary in effect at the date of death, less $50,000, or the net death benefit, which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured.  Colonial Bank, FSB, which is the sole owner of the policies, will be the beneficiary of the policies to the extent of each policy’s cash surrender value plus any death benefits remaining after applying those amounts assigned to each participant’s beneficiary.

Adoption of Director Supplemental Life Insurance Plan.  On December 16, 2010, the Board of Directors of Colonial Bank, FSB adopted the Colonial Bank, FSB Director Supplemental Life Insurance Plan for the purpose of dividing the death proceeds of certain life insurance policies owned by Colonial Bank, FSB on the lives of the participating directors with the designated beneficiary of each insured participating director.  Colonial Bank, FSB will pay the life insurance premiums from its general assets.   Non-employee directors are eligible to participate in the plan by executing an election to participate and a split dollar endorsement for each individual insurance policy adopted by the Compensation Committee of the Board of Directors of Colonial Bank, FSB for purposes of insuring a participant’s life under the plan.  A participant’s participation in the plan will terminate if the participant’s service with Colonial Bank, FSB is terminated for reasons other than death or if the plan is terminated.  In the event Colonial Bank decides to maintain the policy or policies after the participant’s termination of participation in the plan, Colonial Bank, FSB will be the direct beneficiary of the entire death proceeds of the policy or policies.  Unless the participant’s rights under the plan terminate, the participant has the right to designate the beneficiary of a death benefit equal to the lesser of $250,000 or the net death benefit (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured).  Colonial Bank, FSB is the sole owner of the policies and is the beneficiary of the policies to the extent of each policy’s cash surrender value plus any death benefits remaining after applying those amounts explicitly assigned to the participant’s beneficiary.  In addition, Colonial Bank, FSB may replace each policy with a comparable insurance policy to cover the benefit provided under the plan and Colonial Bank, FSB and the participant will execute a new split dollar endorsement for each new policy.  Colonial Bank will pay all premiums due on all policies as long as Colonial Bank, FSB maintains the policies in force.

2011 Executive Retirement Incentive Plan.  On December 16, 2010, the Board of Directors of Colonial Bank, FSB adopted the Colonial Bank, FSB 2011 Executive Retirement Incentive Plan, effective as of January 1, 2011 to provide supplemental retirement income to eligible participants.  Under the plan, participants receive annual incentive awards of deferred compensation based on the satisfaction of certain pre-determined goals set by the Board of Directors of Colonial Bank, FSB.  Eligibility to participate in the plan is limited to executive officers who are selected by the Board of Directors and who complete a participation agreement indicating the manner in which any benefit payable under the plan will be paid.  An executive must have 20 years of service with Colonial Bank, FSB in order to receive the normal retirement benefit which is equal to 100% of the executive’s account under the plan.  An executive who has received incentive awards will be vested in each separate award at the rate of 20% per year.  In the event an executive has a separation from service before attaining 20 years of service, his or her benefit will be determined in accordance with the vesting schedule set forth above.  If the executive has a separation from service after attainment of early retirement age (age 60) or normal retirement age (age 65) and 20 years of service, he or she will be entitled to the normal retirement benefit.  In the event of the executive’s death or disability during employment, or in the event of a change in control, the executive will become 100% vested in his or her incentive awards and account.  However, in the event of a change in control, if the payment of the benefit under the plan, when aggregated with the other payments to which the executive would be entitled that are contingent on the change in control, would cause the executive to have an “excess parachute payment,” the benefit payable under the plan will be reduced to avoid such excess parachute payment.  In the event of an executive’s termination for cause, any benefit to which the executive is entitled under the plan will be forfeited.  Benefits on separation from service will be paid in annual installments over a 15-year period to executives who separate from service at age 60 or later and over a five-year period to executives who separate from service prior to age 60.  At the discretion of the executive, in lieu of installment payments, the executive may elect a lump sum distribution if such election is made at the time of initial participation.  Benefits paid due to death or disability will be paid in annual installments over a 15-year period or in a lump sum, at the discretion of the executive, commencing within 60 days of death or the determination of disability.  Benefits paid upon the occurrence of a change in control will be paid to the executive in a lump sum on the effective date of the change in control, regardless of whether the executive has a separation from service.  If an executive has separated from service prior to a change in control and a change in control occurs while the executive is receiving benefits under the plan, the remaining benefit due to the executive will be paid in a lump sum on the effective date of the change in control.

Copies of these documents will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell Company Transactions: None
(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLONIAL FINANCIAL SERVICES, INC.

Date: December 21, 2010	By:	/s/ L. Joseph Stella, III
L. Joseph Stella, III
Executive Vice President and
Chief Financial Officer